UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

BARFRESH FOOD GROUP INC.

(Name of Registrant as Specified in its Charter)

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EXPLANATORY NOTE

On April 15, 2026, Barfresh Food Group Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) for the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on June 11, 2026. This supplement to the Proxy Statement is being filed to correct certain information about one of the proposals set forth in the Proxy Statement.

This supplement should be read together with the Proxy Statement, which should be read in its entirety. Capitalized terms used but not otherwise defined in this supplement have the meanings ascribed to them in the Proxy Statement.

2026 PROXY STATEMENT SUPPLEMENT

This Proxy Statement Supplement (the “Supplement”) supplements and amends the Proxy Statement of the Company for the Company’s Annual Meeting by correcting certain information about a proposal to adopt an amendment to the Company’s Certificate of Incorporation. This Supplement is being distributed or made available to stockholders beginning on or about April 23, 2026. This Supplement does not provide all of the information that you should read and consider before voting on all of the proposals that are being presented to stockholders for their vote at the Annual Meeting. Additional information is contained in the Proxy Statement. To the extent that the information in this Supplement differs from, updates or conflicts with the information contained in the Proxy Statement, the information in this Supplement shall amend and supersede the information in the Proxy Statement. Except as so amended or superseded, all information set forth in the Proxy Statement remains unchanged and important for your consideration before voting. Accordingly, we encourage you to read this Supplement carefully and in its entirety, together with the Proxy Statement.

PROCEDURAL INFORMATION

The following are corrections to certain formation in this section of the Proxy Statement:

How many votes are needed to have the proposals pass? The affirmative vote of the majority of the votes present and entitled to vote at the Annual Meeting is required to ratify the selection of the auditors and to adopt the amendment to the Certificate of Incorporation. Directors are elected by plurality vote.

Broker Non-Votes. A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine”, a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At our Annual Meeting, Proposals No. 2. (ratifying the appointment of our independent registered public accounting firm) and No. 3 (adoption of the amendment to the Certificate of Incorporation) are considered routine matters. Your broker will therefore not have discretion to vote on the following “non-routine” matters absent direction from you: the election of directors.

Broker non-votes and abstentions by stockholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, since the affirmative vote of the majority of the votes present and entitled to vote at the Annual Meeting is required to pass Proposals 2 and 3, broker non-votes and abstentions make it more difficult for a majority vote to be obtained.

PROPOSAL 3: AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 23,000,000 TO 35,000,000

The Board of Directors has approved and is requesting stockholder approval to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 23,000,000 to 35,000,000 (the “Authorized Share Increase”). The number of authorized shares of Preferred Stock will not be changed. A copy of the proposed amendment is attached to this Proxy Statement as Exhibit A.

Reason for the Authorized Share Decrease

In August 2022, we decreased the number of authorized shares of Common Stock to 23,000,000 to ensure that we would not have an unreasonably high number of authorized but unissued shares of Common Stock. Among other things, this decrease reduced certain of our costs, such as annual franchise taxes paid to the State of Delaware.

Since 2022, the Company has sold shares of its Common Stock to raise capital for its needs and issued shares and/or performance share units as incentive compensation for its employees and directors. The Board of Directors believes that it is now appropriate to increase the number of authorized shares of Common Stock so as to have a sufficient amount available for the possible conversion of recently issued convertible notes and/or exercise of recently issued warrants, as well as for its equity incentive plans. The Board of Directors believes that the size of the increase in available shares is appropriate to provide for our needs and is in line with most similarly situated companies.

Effects of the Amendment

The Authorized Share Increase (if it is approved by our stockholders at the Annual Meeting) will not change any rights of any holder of Common Stock. Voting rights of the holders of the issued shares of Common Stock will remain the same.

The proposed amendment of the Certificate of Incorporation would increase the total number of authorized shares of Common Stock from 23,000,000 authorized shares of Common Stock to 35,000,000 authorized shares of Common Stock. The number of authorized shares of Preferred Stock would remain unchanged at 400,000.

In implementing the Authorized Share Increase, the Board of Directors intends to provide for an appropriate number of authorized shares of Common Stock available for future issuance. However, the proposed Authorized Share Increase results in an increase in the annual franchise taxes paid to the State of Delaware.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Vote Required

The affirmative vote of the holders of a majority of the votes cast either in person or by proxy is required to approve the Certificate of Amendment to effectuate the Authorized Share Increase.

The board of directors recommends that stockholders vote “for” the approval of the authorized share increase proposal, and proxies solicited by the board of directors will be voted in favor of the amendment unless a stockholder indicates otherwise.